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                                                                 EXHIBIT 10.3(d)


                                  COMPASS BANK
                            REVOLVING LINE OF CREDIT
                                PROMISSORY NOTE

$20,000,000.00                   Houston, Texas                     June 1, 1997

             FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates, and in the amounts so stipulated, the undersigned NEWMARK HOMES, L.P., a Texas Limited Partnership (hereinafter referred to as "Maker"), PROMISES TO PAY TO THE ORDER OF COMPASS BANK (which along with subsequent holders of this Promissory Note, and their successors or assigns is hereinafter referred to as "Payee"), at its banking house in Houston, Harris County, Texas, or at such other place as the Payee of this Promissory Note (the "Note") may from time to time designate in writing, the sum of TWENTY MILLION AND NO/100 (20,000,000.00) DOLLARS, or so much thereof as has been advanced and is unpaid under that certain MASTER REVOLVING LINE OF CREDIT LOAN AGREEMENT (AMENDED AND RESTATED) dated October 1, 1996, as amended and modified by that certain First Amendment and Modification to Loan Agreement dated March 1, 1997, and by that certain Second Amendment and Modification to Loan Agreement dated June 1, 1997, and as the same may be amended and modified from time to time (collectively, the "Loan Agreement"), executed by and between Maker and Payee, from time to time, in lawful money of the United States of America, which shall be legal tender for the payment of all debts or dues, public and private, at the time of payment, and to pay interest on the principal from time to time outstanding from date until maturity hereof at the lesser of the following rates:

             (i)         A variable rate of interest equal to the Index Rate
                  ("IR" as hereinafter defined) from time to time in effect. Such rate is also referred to in this Note as the "Total Rate".

             (ii)        The maximum legal contract rate of interest that Payee
                  may charge Maker and in regard to which Maker would be prevented successfully from raising the claim or defense of usury (hereinafter referred to as the "Maximum Rate"). If applicable, the method of calculating the maximum legal contract rate of interest under Texas law shall be the indicated (weekly) ceiling rate from time to time in effect as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04 as amended.

             Notwithstanding the foregoing, if at any time the Total Rate shall exceed the Maximum Rate, and thereafter the Total Rate should become less than the Maximum Rate, the rate of interest payable in such latter time shall be the Maximum Rate until Payee shall have received the amount of interest which Payee would have otherwise received if the Total Rate had not been limited by the Maximum Rate during the period of time that the Total Rate exceeded the Maximum Rate.

             Changes in the Total Rate shall occur as the Index Rate as defined below changes without notice to Maker. Interest charges will be calculated on amounts advanced hereunder on
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the actual number of days said amounts are outstanding. The Index Rate ("IR")
is defined, on any day, as the "Prime Rate" as published in The Wall Street Journal on that day under the section "Money Rates", and being defined therein as "[t]he base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." If this section of The Wall Street Journal reflects more than one rate as being the "Prime Rate", then the highest rate shall be the IR. On days when The Wall Street Journal is not published, the IR shall be the "Prime Rate" stated in the most recently published edition of The Wall Street Journal. In the event that The Wall Street Journal ceases to be published altogether, or ceases to publish the "Prime Rate", then Compass Bank Houston, its assigns or successors, shall establish and use a new IR disclosed to the Maker which closely approximates the "Prime Rate" as defined above; provided, however, that such new IR is readily available to and verifiable by the Maker and beyond the control of Compass Bank Houston. The IR shall automatically fluctuate, upward or downward, without notice to the Maker or any person, as and in the amount the said published "Prime Rate" shall fluctuate. The IR is a reference rate and does not necessarily represent Compass Bank Houston's best or lowest rate or a favored rate, and Compass Bank Houston disclaims any statement, representation or warranty to the contrary.

             All computations of interest under the Note shall be made by the Payee on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) elapsed.

             All terms as defined in the Loan Agreement shall have the same meaning herein.

             Accrued interest on the unpaid principal of this Note shall be due and payable monthly as it accrues, the first payment of which shall be due and payable on or before the 1st day of July, 1997, and thereafter, on the same day of each succeeding month.

             Principal amounts under this Promissory Note may be advanced by Payee to Maker as provided in the Loan Agreement. Payee shall have the right to maintain records regarding the amount of principal advanced to Maker as to each respective Home, and such records maintained by Payee shall be deemed to be accurate as to the amount of principal so advanced on each respective Home. The principal amount advanced by Payee to Maker with respect to each such Home shall be due and payable by Maker to Payee on the earlier to occur of: (i) the date such Home is sold and a release of lien is requested from Payee as provided in the Loan Agreement; or (ii) one (1) year from the date the Addendum to Loan Agreement has been executed by Maker and Payee with respect to such Home (such one (1) year being capable of being extended from to eighteen (18) months with respect to any particular Home or Homes chosen by Payee in its sole discretion); or (iii) the occurrence of the Stated Maturity Date (as referenced below).

Notwithstanding anything to the contrary in this Promissory Note, should the principal balance of this Note outstanding at any time exceed the Maximum Loan Amount, as defined in the Loan Agreement, as confirmed and approved by Payee, Maker shall pay such difference to Payee immediately such that the amount of the principal balance of this Note at such time shall not exceed the said Maximum Loan Amount.
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             The unpaid principal of this Note, together with unpaid accrued interest thereon, if not sooner paid, shall be fully due and payable on or before the 1st day of June, 1999, which is the Stated Maturity Date as defined in the Loan Agreement. In the event Maker and Payee should amend the Loan Agreement to include a later Stated Maturity Date, then the said amended Stated Maturity Date shall be the maturity date of this Promissory Note. Payee is under no obligation to amend the said Loan Agreement, but may do so in the exercise of Payee's sole discretion.

             In any event of Default by Maker, all principal, interest and other amounts payable to Payee by Maker shall bear interest from the due date thereof at the Maximum Rate, or if there is no Maximum Rate, at the Indicated (weekly) Rate from time to time in effect as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04 as amended.

             It is especially agreed that time is of the essence of this agreement, and that if default shall be made in the payment of principal or interest on this Note or any other note or notes executed by Maker hereof and held by Payee as the same become due and payable, or if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in any instrument or documents given to secure this Note or relating to this Note, or in the Loan Agreement, as it may be modified or extended from time to time, or should Maker make an assignment for the benefit of creditors or authorize the filing of a voluntary petition in bankruptcy or should a receiver of any of its property be appointed, or should involuntary bankruptcy proceedings be filed or threatened against Maker or any endorser or surety hereof (any of the foregoing being hereinafter referred to as a "Default"), then in any such event the Payee, at its option, may declare the entirety of this Note, and any other note or notes executed by Maker and held by Payee, together with all accrued but unpaid interest hereon, immediately due and payable without notice, demand or presentment, or notice of intent to accelerate to the Maker or any other person or party, except as provided in Section 6.01 of the Loan Agreement, all of which are hereby waived (except as provided in Section 6.01 of the Loan Agreement), and failure to exercise said option shall not constitute a waiver on the part of Payee of the right to exercise said option at any other time. Upon the occurrence of a Default, Payee shall also have the right to exercise any and all other rights, remedies and recourses now or hereinafter existing in equity, at law, by virtue of statute or otherwise, including, but not limited to, the right to foreclose any and all liens and security interests securing this Note.

             If this Note is not paid at maturity, howsoever said maturity may be brought about, and the same is placed in the hands of any attorney for collection or if collection by suit or through the probate court, bankruptcy court, or by any other legal proceedings is sought, the undersigned agrees to pay all expenses incurred, including reasonable attorneys' fees (including, without limitation, fees for trial, appeal or other proceedings, limited however to no more than ten (10%) percent of the outstanding amount of the Indebtedness as defined in the Loan Agreement, except as to Bank's successful defense of any claim which may be asserted by, through or under Borrower, in which case the ten (10%) percent limitation shall not apply), all of which shall become a part of the principal hereof.
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             Maker hereof may at any time pay the full amount or any part of this Note, without the payment of any premium or fee, and all payments hereunder, whether designated as payments of principal or interest shall be applied first to the payment of accrued interest and the balance to principal. Interest shall immediately cease on any principal amount so prepaid.

             Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee and applied to this indebtedness as herein provided.

             Each Maker and all sureties, endorsers, guarantors and other parties hereafter assuming or otherwise becoming liable for the payment of any sum of money payable under this Note (i) except as provided in Section 6.01 of the Loan Agreement, severally waive grace, presentment and demand for payment, notice of acceleration, protest and notice of protest, and non-payment, notice of intent to accelerate, and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) severally agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon, (iii) severally agree that the Payee shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable or to become liable hereon or to enforce its rights against any security hereof in order to enforce payment of this Note by them, (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them and (v) agree that if this Note is executed by more than one Maker, each Maker shall be jointly and severally liable to Payee.

             The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this instrument shall be affected thereby.

             It is the intention of Maker and Payee to conform strictly to the usury laws applicable to this loan transaction and permitting the highest lawful rate of interest; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, the aggregate of all interest and any other charges constituting interest under applicable law contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then in such event (a) the provisions of this paragraph shall govern and control,
(b) neither the Maker hereof nor Maker's heirs, legal representatives, successors or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law, (c) any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall, at the option of the Payee, be refunded to Maker or credited on the principal amount of this Note, and (d) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under such laws
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as now or hereafter construed by courts of appropriate jurisdiction. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by the laws of the State of Texas, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from the undersigned or otherwise by the Payee in connection with such loan.

             This Note, to the extent of the full face amount hereof, evidences the indebtedness of Maker to Payee by virtue of monies loaned to Maker at Maker's special instance and request.

             This Note shall be construed and enforced under and in accordance with and shall be governed by the laws of the State of Texas, and applicable federal laws.

             This Note is secured by all security interests, rights, titles, liens, assignments, claims and equities, whether express or implied, from Maker (or any other party) to Payee, including those given simultaneously herewith, those given heretofore and those hereinafter given, and including specifically and without limitation, the following (hereinafter referred to as the "Security Documents"):

             a.          Various Deeds of Trust of various dates, before, on or
                  after the date hereof from Maker to ROBERT B. BARNES, TRUSTEE, and covering various properties; and

             b.          Various Deeds of Trust prior to the date hereof from
                  Newmark Home Corporation, a Nevada corporation, to ROBERT B. BARNES, TRUSTEE, securing that $10,000,000.00 Revolving Line of Credit Promissory Note dated August 31, 1993, as modified, which was renewed, modified and extended to secure a $15,000,000.00 Promissory Note dated June 1, 1996, the outstanding balance of which has been renewed, rearranged and modified as a portion of the unpaid balance of this Promissory Note and covering various properties.

             To the extent of the current outstanding principal balance of the following note, this Note is given in renewal, extension and modification, but not in extinguishment of the principal balance remaining due on that certain $15,000,000.00 Revolving Line of Credit Promissory Note from Maker to Payee dated October 1, 1996 (the "Prior Note"), as modified and extended. Maker hereby acknowledges and agrees that it is Maker's intention that Payee be subrogated to all the rights and liens now securing said Prior Note. Further, Maker hereby agrees that the Prior Note and the Deeds of Trust securing the same are hereby renewed, extended and modified to conform with the terms and provisions of this Note. The renewal, extension and modification herein contained shall in no manner impair the Prior Note or the liens securing the same and said liens shall not in any manner be waived, the purpose of this instrument being simply to renew,
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                                                                EXHIBIT 10.3(d)

extend and modify said Prior Note and to otherwise modify the business arrangement between Maker and Payee as reflected in the Loan Agreement.

             This Note is made and delivered pursuant to the terms of the Loan Agreement by and between the undersigned, as Borrower, and Payee, as Lender, reference to which is here made for all purposes. A default under the terms and conditions of said Loan Agreement shall constitute default under the terms of this Note, the Deeds of Trust and all other instruments securing this Note.

             This is a Revolving Line of Credit Promissory Note. It is expressly contemplated that by reason of prepayments there may be times when no indebtedness is owing hereunder, but notwithstanding such occurrences this Note shall remain in full force and effect as to loans or advances made subsequent to such occurrence.


                                      NEWMARK HOMES, L.P.

                                      By:   Newmark Home Corporation, a Nevada
                                            corporation, its general partner


                                            By: /s/ TERRY WHITE
                                               -------------------------------
                                            Name: Terry White
                                                 -----------------------------
                                            Title: Senior Vice President
                                                  ----------------------------